Exhibit 10.3

FIRST AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT

The Membership Interest Purchase Agreement (“MIPA”), effective October 21, 2022, is hereby amended (“First Amendment”), by and Randy Norris Bailey, Michelle E. Bailey, Husband and Wife, MACRAL Properties, LLC, a North Carolina limited liability company, collective referred to as “Sellers” or “Seller”; and MHP PURSUITS LLC, a North Carolina limited liability company (“Buyer”), and provides as follows:

RECITALS

A. Sellers and Buyer have entered into that certain MIPA effective on June 24, 2022 (“MIPA”), pursuant to which Sellers agreed to sell to Buyer certain membership interests and personal property as more particularly described in the MIPA.

B. The parties hereto desire to amend the terms of the MIPA to extend the Closing Date, and to that end have entered into this Amendment.

AMENDMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Capitalized Terms. Capitalized terms used herein, unless otherwise defined in this Amendment, shall have the same meanings as those given in the MIPA.

2. Closing Date. The current closing date is October 31, 2022, and the parties hereby agree to extend the Closing Date until no later than November 14, 2022.

3. Effect of Amendment; Ratification. The parties hereby acknowledge and agree that, except as provided in this Amendment, the MIPA has not been modified, amended, canceled, terminated, released, superseded or otherwise rendered of no force or effect. The MIPA as hereby amended is hereby ratified and confirmed by the parties hereto and every provision, covenant, condition, obligation, right, term and power contained in and under the MIPA, as amended herein, shall continue in full force and effect, affected by this Amendment only to the extent of the amendments and modifications set forth above, and each shall continue to be binding upon and inure to the benefit of the successors and assigns of each party hereto. In the event of a conflict between the terms of the MIPA and this Amendment, this Amendment shall control.

4. Governing Law; Counterparts. This Amendment shall be governed by, and construed in accordance with, the laws of the State of North Carolina, without giving effect to any conflict or choice of law provision that would result in the imposition of another state’s law. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Signatures transmitted via facsimile or electronic mail shall be deemed originals.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK SIGNATURE PAGE TO FOLLOW

SIGNATURE PAGE TO FIRST AMENDMENT TO THE MIPA

IN WITNESS WHEREOF, the parties have executed this First Amendment to the Membership Purchase Interest Agreement pursuant to due authority as of the date first above written.

SELLERS:

MACRAL PROPERTIES, LLC

/s/ Randy Bailey	10/25/22
Manager	Date

/s/ Michelle Bailey	10/25/22
Manager	Date

Address:

[redacted]

Attn: Randy Bailey

SELLERS:

/s/ Randy Bailey		/s/ Michelle Bailey
Member		Member

Date:	10/25/22	Date:	10/25/22

BUYER:

MHP PURSUITS LLC

By:	/s/ Adam Martin
Title:	Chief Investment Officer	Date:	10/24/22

Address:

136 Main Street

Pineville, NC 28134
Attn: Adam Martin

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